Exhibit 99.2 Supplemental Information 4th Quarter 2019

Table of Contents Lease Accounting Standard (ASC 842) Impact 4 Overview 5 Segment Overview 8 Senior Housing 9 Health Care Services 15 G&A Expense 16 Capital Expenditures 17 Cash Facility Lease Payments 18 Unconsolidated Ventures 19 Capital Structure 20 Pro-Forma Net Asset Value Elements 21 Definitions 22 Appendices: Pro-Forma Financial Information 25 Definitive Agreements with Healthpeak Properties Inc. ("Healthpeak") 28 (f/k/a HCP, Inc.) Non-GAAP Financial Measures 29 2

SAFE HARBOR Certain statements in this Supplemental Information may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements regarding the Company’s intent, expectations and assumptions related to the various pending and expected transactions outlined herein and any other statements that are not historical statements of fact. Forward- looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company’s ability to complete pending or expected disposition, acquisition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; delays in obtaining regulatory approvals; terminations, early or otherwise, or non-renewal of management agreements; regulatory changes in geographic areas where the Company is concentrated; disruptions in the financial markets that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; a decrease in the overall demand for senior housing; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this Supplemental Information. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. 3

Lease Accounting Standard (ASC 842) Impact

The Company's adoption of the new lease accounting standard, effective January 1, 2019, impacted the timing of the revenue and cost recognition associated with its residency agreements. For the full year 2019, the impact of the adoption and application to its residency agreements had a negative, non-recurring net impact of $23.1 million to net income (loss) and Adjusted EBITDA, with no impact to net cash provided by (used in) operating activities or Adjusted Free Cash Flow.

To aid in comparability between periods, the following presentations in this Supplement exclude the impact of adoption of the new lease accounting standard: (i) the Company's results on a Same Community basis, (ii) RevPAR and RevPOR (other than as noted on this page), (iii) Interest Coverage, (iv) Lease Coverage, and (v) annualized leverage. All other presentations of the Company's 2019 results in this Supplement include the impact of the new lease accounting standard. Prior year amounts reflect the accounting under the former lease standard.

The following table presents the impact of adoption of the new lease accounting standard to the Company's quarterly and full year results from its application to the Company's residency agreements and costs related thereto for the senior housing portfolio. For the first, second, and third quarter impact of the adoption for each senior housing segment, see the supplemental information furnished as Exhibit 99.2 to the Current Reports on Form 8-K filed with the SEC on May 6, 2019, August 5, 2019, and November 5, 2019.

	1Q 2019	2Q 2019	Q3 2019	4Q 2019				Full Year 2019			
Consolidated ($ in 000s, except RevPAR and RevPOR)	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Independent Living**	**Assisted Living and Memory Care**	**CCRCs**	**Total Senior Housing**	**Independent Living**	**Assisted Living and Memory Care**	**CCRCs**
Resident fee revenue	$ 2,780	$ 5,299	$ 7,958	$ 10,383	$ 2,963	$ 6,421	$ 999	$ 26,420	$ 8,725	$ 14,686	$ 3,009
Facility operating expense	9,210	11,826	13,955	14,533	3,496	9,695	1,342	49,524	12,661	31,560	5,303
Net income (loss) and Adjusted EBITDA	(6,430)	(6,527)	(5,997)	(4,150)	(533)	(3,274)	(343)	(23,104)	(3,936)	(16,874)	(2,294)
Foregoing impact is offset within working capital	6,430	6,527	5,997	4,150	533	3,274	343	23,104	3,936	16,874	2,294
Adjusted Free Cash Flow	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
RevPAR - Including impact of ASC 842	$ 4,118	$ 4,129	$ 4,157	$ 4,180	$ 3,624	$ 4,194	$ 5,223	$ 4,146	$ 3,638	$ 4,139	$ 5,161
RevPAR - Excluding impact of ASC 842	4,102	4,097	4,109	4,116	3,545	4,135	5,168	4,106	3,580	4,106	5,123
RevPOR - Including impact of ASC 842	$ 4,929	$ 4,948	$ 4,937	$ 4,946	$ 4,084	$ 5,019	$ 6,407	$ 4,940	$ 4,080	$ 5,012	$ 6,346
RevPOR - Excluding impact of ASC 842	4,909	4,909	4,880	4,871	3,994	4,948	6,341	4,893	4,014	4,971	6,298

4

Overview

Consolidated, unless otherwise noted *($ in 000s)*	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	4Q19 vs. 4Q18 *Better (B)/(Worse) (W)*	Full Year 19 vs. 18 *B/(W)*
Resident fee and management fee revenue [(1)]	$ 924,947	$ 913,040	$ 858,707	$ 824,503	$ 3,521,197	$ 825,222	$ 817,312	$ 814,801	$ 809,704	$ 3,267,039	(1.8)%	(7.2)%
Net income (loss) [(1)]	$(457,234)	$(165,509)	$ (37,140)	$ 131,531	$ (528,352)	$ (42,606)	$ (56,055)	$ (78,508)	$ (91,323)	$ (268,492)	NM	49.2 %
Net cash provided by (used in) operating activities	$ 37,964	$ 60,620	$ 71,924	$ 33,453	$ 203,961	$ (5,009)	$ 64,128	$ 69,211	$ 88,082	$ 216,412	163.3 %	6.1 %
Adjusted EBITDA [(1)]	$ 147,156	$ 147,217	$ 128,122	$ 115,186	$ 537,681	$ 116,583	$ 104,036	$ 80,447	$ 100,103	$ 401,169	(13.1)%	(25.4)%
Adjusted Free Cash Flow	$ (6,282)	$ 33,674	$ 9,718	$ (32,992)	$ 4,118	$ (46,971)	$ (16,369)	$ (13,575)	$ 511	$ (76,404)	NM	NM
Period end consolidated number of units	66,355	61,709	60,009	56,492	56,492	55,948	55,209	55,262	54,181	54,181	(4.1)%	(4.1)%
Brookdale's Proportionate Share of Unconsolidated Ventures:												
Adjusted EBITDA [(2)]	$ 16,749	$ 14,111	$ 11,280	$ 10,419	$ 52,559	$ 11,319	$ 10,878	$ 9,800	$ 10,830	$ 42,827	3.9 %	(18.5)%
Adjusted Free Cash Flow [(2)]	$ 6,367	$ 9,019	$ 4,618	$ (183)	$ 19,821	$ 5,384	$ 6,958	$ 5,938	$ (710)	$ 17,570	NM	(11.4)%

As of December 31, 2019

Consolidated: 663



Owned: 330
Leased: 333
763 communities
Managed - Venture: 17
Managed - 3rd Party: 83

Consolidated: 54,181



Owned: 30,160
Leased: 24,021
72,267 units
Managed - Venture: 7,307
Managed - 3rd Party: 10,779

4Q 2019 weighted average occupancy (consolidated communities)

Occupancy Band	Community Count	% of Period End Communities
Greater than 95%	149	22%
90% > 95%	119	18%
85% > 90%	113	17%
80% > 85%	78	12%
Less than 80%	204	31%
Total	663	100%

Consolidated Portfolio Average Asset Age	~ 22 years

(1) Includes the impact of the Company's adoption of the new lease accounting standard effective January 1, 2019. See page 4 for more information regarding the impact of the new lease standard.
(2) Not included in consolidated reported amounts.

Important Note Regarding Non-GAAP Financial Measures

- Adjusted EBITDA and Adjusted Free Cash Flow are financial measures that are not calculated in accordance with GAAP. See “Definitions” and “Non-GAAP Financial Measures” for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures.
- During the first quarter of 2019, the Company modified its definition of Adjusted EBITDA to exclude Transaction and Organizational Restructuring Costs (these costs remain part of the Adjusted Free Cash Flow definition) and its definition of Adjusted Free Cash Flow to no longer adjust net cash provided by (used in) operating activities for changes in working capital items other than prepaid insurance premiums financed with notes payable and lease liability for lease termination and modification. Amounts for all periods herein reflect application of the modified definitions.

5

Adjusted EBITDA and Adjusted Free Cash Flow

BROOKDALE SENIOR LIVING

Consolidated, unless otherwise noted	2018					2019					*4Q19 vs. 4Q18*	*Full Year 19 vs. 18*
($ in 000s)	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	*B(W)*	*B(W)*
Resident fee and management fee revenue	$ 924,947	$ 913,040	$ 858,707	$824,503	$3,521,197	$ 825,222	$ 817,312	$ 814,801	$809,704	$3,267,039	(1.8)%	(7.2)%
Facility operating expense	(632,325)	(627,076)	(607,076)	(586,851)	(2,453,328)	(586,094)	(590,246)	(615,717)	(598,438)	(2,390,495)	(2.0)%	2.6 %
Combined Segment Operating Income	292,622	285,964	251,631	237,652	1,067,869	239,128	227,066	199,084	211,266	876,544	(11.1)%	(17.9)%
General and administrative expense [1]	(55,873)	(51,632)	(49,540)	(48,273)	(205,318)	(49,494)	(50,912)	(46,570)	(39,280)	(186,256)	18.6 %	9.3 %
Cash facility operating lease payments *(see page 18)*	(89,593)	(87,115)	(73,969)	(74,193)	(324,870)	(73,051)	(72,118)	(72,067)	(71,883)	(289,119)	3.1 %	11.0 %
Adjusted EBITDA	**147,156**	**147,217**	**128,122**	**115,186**	**537,681**	**116,583**	**104,036**	**80,447**	**100,103**	**401,169**	**(13.1)%**	**(25.4)%**
Transaction and Organizational Restructuring Costs	(17,156)	(5,006)	(3,221)	(2,707)	(28,090)	(461)	(634)	(3,910)	(5,002)	(10,007)	(84.8)%	64.4 %
Interest expense, net *(see page 18)*	(62,292)	(65,352)	(63,428)	(60,297)	(251,369)	(59,302)	(59,029)	(58,749)	(57,132)	(234,212)	5.2 %	6.8 %
Payment of financing lease obligations	(21,114)	(18,787)	(13,370)	(6,537)	(59,808)	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)	12.2 %	62.8 %
Changes in working capital [2]	(11,767)	21,312	3,546	(28,728)	(15,637)	(43,405)	9,620	31,439	20,410	18,064	NM	NM
Other [3]	627	1,971	(656)	1,648	3,590	(331)	1,602	1,868	3,482	6,621	111.3 %	84.4 %
Non-Development Capital Expenditures, net *(see page 17)*	(41,736)	(47,681)	(41,275)	(51,557)	(182,249)	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)	(7.9)%	(29.4)%
Adjusted Free Cash Flow	**$ (6,282)**	**$ 33,674**	**$ 9,718**	**$(32,992)**	**$ 4,118**	**$ (46,971)**	**$ (16,369)**	**$ (13,575)**	**$ 511**	**$ (76,404)**	**NM**	**NM**
Brookdale's Proportionate Share of Unconsolidated Ventures												
Adjusted EBITDA [4]	**$ 16,749**	**$ 14,111**	**$ 11,280**	**$ 10,419**	**$ 52,559**	**$ 11,319**	**$ 10,878**	**$ 9,800**	**$ 10,830**	**$ 42,827**	**3.9 %**	**(18.5)%**
Adjusted Free Cash Flow [4]	**6,367**	**9,019**	**4,618**	**(183)**	**19,821**	**5,384**	**6,958**	**$ 5,938**	**$ (710)**	**17,570**	**NM**	**(11.4)%**

(1) Excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs, see page 16.

(2) Excludes changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination and modification, and lessor capital expenditure reimbursements under operating leases.

(3) Primarily consists of proceeds from property insurance, cash paid for state income taxes, and proceeds from entrance fees, net of refunds and amortization.

(4) Not included in consolidated reported amounts.

6

Adjusted EBITDA and Adjusted Free Cash Flow Distribution Consolidated

BROOKDALE SENIOR LIVING

Consolidated, unless otherwise noted *($ in 000s)*	4Q 2019 Total	Senior Housing Owned Portfolio	Senior Housing Leased Portfolio	Health Care Services	Management Services	Other [(1)]
Resident fee and management fee revenue	$ 809,704	$ 373,793	$ 314,050	$ 109,509	$ 12,352	$ —
Facility operating expense	(598,438)	(273,557)	(218,241)	(106,640)	—	—
Combined Segment Operating Income	211,266	100,236	95,809	2,869	12,352	—
General and administrative expense (excluding non-cash stock-based compensation expense and transaction costs)	(39,280)	(13,553)	(11,387)	(5,439)	(8,901)	—
Cash facility operating lease payments	(71,883)	—	(70,880)	—	—	(1,003)
Adjusted EBITDA	**100,103**	**86,683**	**13,542**	**(2,570)**	**3,451**	**(1,003)**
Transaction and Organizational Restructuring Costs	(5,002)	—	—	—	—	(5,002)
Interest expense, net	(57,132)	(42,538)	(16,394)	—	—	1,800
Payment of financing lease obligations	(5,740)	—	(5,536)	—	—	(204)
Changes in working capital [(2)]	20,410	—	—	—	—	20,410
Other	3,482	—	180	—	—	3,302
Non-Development Capital Expenditures, net	(55,610)	(32,055)	(13,347)	—	—	(10,208)
Adjusted Free Cash Flow	**$ 511**	**$ 12,090**	**$ (21,555)**	**$ (2,570)**	**$ 3,451**	**$ 9,095**

Brookdale's Proportionate Share of Unconsolidated Ventures *(see page 19)*	**Total**	**CCRC Venture**	**Other Ventures**
Adjusted EBITDA [(3)]	$ 10,830	$ 10,872	$ (42)
Adjusted Free Cash Flow [(3)]	(710)	(675)	(35)

(1) Primarily consists of changes in working capital, transaction costs, corporate capital expenditures, interest income, and lease payments for corporate offices and information technology systems and equipment.

(2) Excludes changes in prepaid insurance premiums financed with notes payable and lessor capital expenditure reimbursements under operating leases.

(3) Not included in consolidated reported amounts.

7

Segment Overview

Consolidated, unless otherwise noted ($ in 000s, except RevPAR and RevPOR)	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	4Q19 vs. 4Q18 B(W)	Full Year 19 vs. 18 B(W)
Total Senior Housing, Health Care Services, and Management Services												
Revenue [1]	$924,947	$913,040	$858,707	$824,503	$3,521,197	$825,222	$817,312	$814,801	$809,704	$3,267,039	(1.8)%	(7.2)%
Combined Segment Operating Income	$292,622	$285,964	$251,631	$237,652	$1,067,869	$239,128	$227,066	$199,084	$211,266	$ 876,544	(11.1)%	(17.9)%
Combined Segment Operating Margin	*31.6%*	*31.3%*	*29.3%*	*28.8%*	*30.3%*	*29.0%*	*27.8%*	*24.4%*	*26.1%*	*26.8%*	*(270) bps*	*(350) bps*
Senior Housing *(see page 9)*												
Revenue	$795,746	$786,116	$731,903	$698,471	$3,012,236	$697,947	$687,429	$689,452	$687,843	$2,762,671	(1.5)%	(8.3)%
Senior Housing Operating Income	$265,623	$258,690	$223,616	$213,874	$ 961,803	$215,212	$202,450	$180,742	$196,045	$ 794,449	(8.3)%	(17.4)%
Senior Housing Operating Margin	*33.4%*	*32.9%*	*30.6%*	*30.6%*	*31.9%*	*30.8%*	*29.5%*	*26.2%*	*28.5%*	*28.8%*	*(210) bps*	*(310) bps*
Number of communities (period end)	792	748	729	687	687	680	671	671	663	663	(3.5)%	(3.5)%
Period end number of units	66,355	61,709	60,009	56,492	56,492	55,948	55,209	55,262	54,181	54,181	(4.1)%	(4.1)%
Total Average Units	66,557	66,342	61,370	58,407	63,170	56,460	55,465	55,258	54,821	55,501	(6.1)%	(12.1)%
RevPAR	$ 3,983	$ 3,948	$ 3,973	$ 3,984	$ 3,972	$ 4,102	$ 4,097	$ 4,109	$ 4,116	$ 4,106	3.3 %	3.4 %
Weighted average occupancy	84.4%	84.1%	84.2%	84.4%	84.3%	83.6%	83.5%	84.2%	84.5%	83.9%	10 bps	(40) bps
RevPOR	$ 4,717	$ 4,692	$ 4,718	$ 4,721	$ 4,712	$ 4,909	$ 4,909	$ 4,880	$ 4,871	$ 4,893	3.2 %	3.8 %
Health Care Services Segment *(see page 15)*												
Revenue	$110,520	$109,853	$108,276	$108,326	$ 436,975	$111,532	$114,434	$111,785	$109,509	$ 447,260	1.1 %	2.4 %
Segment Operating Income (Loss)	$ 8,318	$ 10,203	$ 9,487	$ 6,072	$ 34,080	$ 8,173	$ 9,167	$ 4,778	$ 2,869	$ 24,987	(52.8)%	(26.7)%
Segment Operating Margin	*7.5%*	*9.3%*	*8.8%*	*5.6%*	*7.8%*	*7.3%*	*8.0%*	*4.3%*	*2.6%*	*5.6%*	*(300) bps*	*(220) bps*
Management Services Segment												
Segment Operating Income (comprised solely of management fees)	$ 18,681	$ 17,071	$ 18,528	$ 17,706	$ 71,986	$ 15,743	$ 15,449	$ 13,564	$ 12,352	$ 57,108	(30.2)%	(20.7)%
G&A allocation *(see page 16)*	(14,320)	(13,703)	(14,470)	(12,953)	(55,446)	(13,646)	(13,321)	(11,399)	(8,901)	(47,267)	31.3 %	14.8 %
Segment Operating Income (Adjusted to include G&A allocation)	$ 4,361	$ 3,368	$ 4,058	$ 4,753	$ 16,540	$ 2,097	$ 2,128	$ 2,165	$ 3,451	$ 9,841	(27.4)%	(40.5)%
Segment Operating Margin (Adjusted to include G&A allocation)	*23.3%*	*19.7%*	*21.9%*	*26.8%*	*23.0%*	*13.3%*	*13.8%*	*16.0%*	*27.9%*	*17.2%*	110 bps	(580) bps
Resident fee revenue under management [2]	$394,392	$357,469	$384,984	$359,861	$1,496,706	$321,952	$294,114	$275,796	$259,437	$1,151,299	(27.9)%	(23.1)%
Number of communities (period end) [2]	218	240	232	205	205	164	138	123	100	100	(51.2)%	(51.2)%
Period end number of units [2]	32,754	33,176	32,511	27,787	27,787	23,742	21,451	20,168	18,086	18,086	(34.9)%	(34.9)%
Total Average Units [2]	33,699	30,422	32,471	28,975	31,392	25,047	22,464	20,730	18,836	21,769	(35.0)%	(30.7)%
Weighted average occupancy [2]	84.2%	83.6%	84.0%	83.7%	83.9%	82.9%	82.8%	83.4%	84.6%	83.3%	90 bps	(60) bps

(1) Excludes reimbursed costs on behalf of managed communities.
(2) Not included in consolidated reported amounts.

8

Senior Housing Segments

Consolidated *($ in 000s, except RevPAR and RevPOR)*	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	*4Q19 vs. 4Q18 B(W)*	*Full Year 19 vs. 18 B(W)*
Independent Living												
Revenue	$158,397	$159,293	$144,631	$137,656	$ 599,977	$135,694	$135,951	$136,874	$136,039	$ 544,558	(1.2)%	(9.2)%
Segment Operating Income	$ 64,422	$ 65,134	$ 57,106	$ 53,947	$ 240,609	$ 52,876	$ 51,459	$ 49,414	$ 49,992	$ 203,741	(7.3)%	(15.3)%
Segment Operating Margin	*40.7%*	*40.9%*	*39.5%*	*39.2%*	*40.1%*	*39.0%*	*37.9%*	*36.1%*	*36.7%*	*37.4%*	*(250) bps*	*(270) bps*
Number of communities (period end)	84	75	75	68	68	68	68	68	68	68	—	—
Period end number of units	15,045	13,559	13,550	12,419	12,419	12,430	12,460	12,511	12,514	12,514	0.8 %	0.8 %
Total Average Units	15,045	15,083	13,553	12,973	14,164	12,430	12,440	12,511	12,514	12,474	(3.5)%	(11.9)%
RevPAR	$ 3,509	$ 3,520	$ 3,557	$ 3,537	$ 3,530	$ 3,602	$ 3,592	$ 3,581	$ 3,545	$ 3,580	0.2 %	1.4 %
Weighted average occupancy	87.7%	88.1%	89.5%	90.0%	88.8%	89.8%	89.1%	89.1%	88.7%	89.2%	(130) bps	40 bps
RevPOR	$ 4,004	$ 3,993	$ 3,973	$ 3,930	$ 3,977	$ 4,012	$ 4,033	$ 4,018	$ 3,994	$ 4,014	1.6 %	0.9 %
Assisted Living and Memory Care												
Revenue	$532,280	$522,027	$483,125	$458,419	$1,995,851	$458,526	$450,225	$452,474	$454,713	$1,815,938	(0.8)%	(9.0)%
Segment Operating Income	$176,538	$169,737	$144,701	$138,006	$ 628,982	$140,699	$133,144	$116,856	$127,937	$ 518,636	(7.3)%	(17.5)%
Segment Operating Margin	*33.2%*	*32.5%*	*30.0%*	*30.1%*	*31.5%*	*30.7%*	*29.6%*	*25.8%*	*28.1%*	*28.6%*	*(200) bps*	*(290) bps*
Number of communities (period end)	681	645	627	593	593	586	577	577	573	573	(3.4)%	(3.4)%
Period end number of units	44,728	41,266	39,725	37,500	37,500	36,944	36,175	36,177	35,956	35,956	(4.1)%	(4.1)%
Total Average Units	44,773	44,403	40,933	38,807	42,229	37,477	36,451	36,173	36,140	36,560	(6.9)%	(13.4)%
RevPAR	$ 3,963	$ 3,919	$ 3,934	$ 3,937	$ 3,939	$ 4,070	$ 4,092	$ 4,127	$ 4,135	$ 4,106	5.0 %	4.2 %
Weighted average occupancy	83.4%	82.9%	82.7%	82.7%	83.0%	81.6%	82.1%	83.2%	83.6%	82.6%	90 bps	(40) bps
RevPOR	$ 4,750	$ 4,725	$ 4,755	$ 4,759	$ 4,747	$ 4,988	$ 4,987	$ 4,962	$ 4,948	$ 4,971	4.0 %	4.7 %
CCRCs												
Revenue	$105,069	$104,796	$104,147	$102,396	$ 416,408	$103,727	$101,253	$100,104	$ 97,091	$ 402,175	(5.2)%	(3.4)%
Segment Operating Income	$ 24,663	$ 23,819	$ 21,809	$ 21,921	$ 92,212	$ 21,637	$ 17,847	$ 14,472	$ 18,116	$ 72,072	(17.4)%	(21.8)%
Segment Operating Margin	*23.5%*	*22.7%*	*20.9%*	*21.4%*	*22.1%*	*20.9%*	*17.6%*	*14.5%*	*18.7%*	*17.9%*	*(270) bps*	*(420) bps*
Number of communities (period end)	27	28	27	26	26	26	26	26	22	22	(15.4)%	(15.4)%
Period end number of units	6,582	6,884	6,734	6,573	6,573	6,574	6,574	6,574	5,711	5,711	(13.1)%	(13.1)%
Total Average Units	6,739	6,856	6,884	6,627	6,777	6,553	6,574	6,574	6,167	6,467	(6.9)%	(4.6)%
RevPAR	$ 5,172	$ 5,079	$ 5,024	$ 5,128	$ 5,100	$ 5,232	$ 5,081	$ 5,012	$ 5,168	$ 5,123	0.8 %	0.5 %
Weighted average occupancy	84.1%	83.0%	82.6%	83.1%	83.2%	82.9%	80.6%	80.4%	81.5%	81.3%	(160) bps	(190) bps
RevPOR	$ 6,160	$ 6,115	$ 6,082	$ 6,172	$ 6,132	$ 6,312	$ 6,305	$ 6,234	$ 6,341	$ 6,298	2.7 %	2.7 %

9

Senior Housing: Same Community (1)

BROOKDALE SENIOR LIVING

Consolidated	2018					2019					*4Q19 vs. 4Q18*	*Full Year 19 vs. 18*
($ in 000s, except RevPAR and RevPOR)	**1Q**	**2Q**	**3Q**	**4Q**	**Full Year**	**1Q**	**2Q**	**3Q**	**4Q**	**Full Year**	***B(W)***	***B(W)***
Revenue	$ 612,326	$ 605,701	$ 608,018	$ 607,802	$2,433,847	$ 622,525	$ 617,296	$ 619,109	$ 620,419	$2,479,349	2.1 %	1.9 %
Community Labor Expense	(262,498)	(263,133)	(271,739)	(271,417)	(1,068,787)	(273,175)	(276,254)	(290,056)	(288,581)	(1,128,066)	(6.3) %	(5.5) %
Other facility operating expense	(136,686)	(136,911)	(140,129)	(142,513)	(556,239)	(143,235)	(145,286)	(150,547)	(140,766)	(579,834)	1.2 %	(4.2) %
Facility operating expense (2)	(399,184)	(400,044)	(411,868)	(413,930)	(1,625,026)	(416,410)	(421,540)	(440,603)	(429,347)	(1,707,900)	(3.7) %	(5.1) %
Same Community Operating Income	**$213,142**	**$205,657**	**$196,150**	**$193,872**	**$ 808,821**	**$206,115**	**$195,756**	**$178,506**	**$191,072**	**$ 771,449**	**(1.4) %**	**(4.6) %**
Same Community Operating Margin	*34.8%*	*34.0%*	*32.3%*	*31.9%*	*33.2%*	*33.1%*	*31.7%*	*28.8%*	*30.8%*	*31.1%*	*(110) bps*	*(210) bps*
Total Average Units	49,802	49,800	49,795	49,793	49,797	49,767	49,775	49,783	49,783	49,777	—	—
RevPAR	$ 4,096	$ 4,052	$ 4,068	$ 4,065	$ 4,070	$ 4,167	$ 4,131	$ 4,143	$ 4,151	$ 4,148	2.1 %	1.9 %
Weighted average occupancy	85.6%	85.1%	85.4%	85.2%	85.3%	84.3%	83.9%	84.7%	85.0%	84.5%	*(20) bps*	*(80) bps*
RevPOR	$ 4,786	$ 4,764	$ 4,762	$ 4,768	$ 4,770	$ 4,941	$ 4,922	$ 4,893	$ 4,885	$ 4,910	2.5 %	2.9 %

Same Community Operating Income (2) / Weighted Average Occupancy



85.6%
85.1%
85.4%
85.2%
84.3%
83.9%
84.7%
85.0%
$213,142
$205,657
$196,150
$193,872
$206,115
$195,756
$178,506
$191,072
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019

Same Community RevPAR



$4,096
$4,052
$4,068
$4,065
$4,167
$4,131
$4,143
$4,151
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019

(1) Same Community portfolio reflects 637 communities.
(2) Excludes hurricane and natural disaster expense of $1.2 million and $2.5 million for the full year 2018 and 2019, respectively.

10

Senior Housing Segments: Same Community [(1)]

BROOKDALE SENIOR LIVING

Consolidated ($ in 000s, except RevPAR and RevPOR)	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	4Q19 vs. 4Q18 B(W)	Full Year 19 vs. 18 B(W)
Independent Living												
Revenue	$115,124	$115,228	$115,887	$116,679	$ 462,918	$119,042	$118,701	$118,981	$117,932	$ 474,656	1.1 %	2.5 %
Community Labor Expense	(40,217)	(40,943)	(41,156)	(41,396)	(163,712)	(41,488)	(42,652)	(43,243)	(43,117)	(170,500)	(4.2)%	(4.1)%
Other facility operating expense	(27,284)	(26,960)	(27,809)	(28,793)	(110,846)	(28,619)	(28,969)	(29,845)	(28,395)	(115,828)	1.4 %	(4.5)%
Facility operating expense	(67,501)	(67,903)	(68,965)	(70,189)	(274,558)	(70,107)	(71,621)	(73,088)	(71,512)	(286,328)	(1.9)%	(4.3)%
Same Community Operating Income	$ 47,623	$ 47,325	$ 46,922	$ 46,490	$ 188,360	$ 48,935	$ 47,080	$ 45,893	$ 46,420	$ 188,328	(0.2)%	—
Same Community Operating Margin	*41.4%*	*41.1%*	*40.5%*	*39.8%*	*40.7%*	*41.1%*	*39.7%*	*38.6%*	*39.4%*	*39.7%*	*(40) bps*	*(100) bps*
Total Average Units	11,079	11,080	11,074	11,072	11,076	11,048	11,057	11,068	11,071	11,061	—	(0.1)%
RevPAR	$ 3,464	$ 3,467	$ 3,488	$ 3,513	$ 3,483	$ 3,592	$ 3,578	$ 3,583	$ 3,551	$ 3,576	1.1 %	2.7 %
Weighted average occupancy	88.7%	89.1%	89.9%	90.5%	89.6%	90.1%	89.5%	89.9%	89.4%	89.7%	(110) bps	10 bps
RevPOR	$ 3,904	$ 3,892	$ 3,879	$ 3,882	$ 3,889	$ 3,987	$ 3,998	$ 3,987	$ 3,972	$ 3,986	2.3 %	2.5 %
Assisted Living and Memory Care												
Revenue	$425,149	$419,951	$420,985	$418,737	$1,684,822	$430,388	$427,602	$429,958	$431,010	$1,718,958	2.9 %	2.0 %
Community Labor Expense	(186,672)	(186,661)	(194,078)	(192,951)	(760,362)	(194,208)	(195,938)	(208,578)	(207,581)	(806,305)	(7.6) %	(6.0) %
Other facility operating expense	(92,650)	(92,873)	(94,833)	(96,293)	(376,649)	(96,637)	(98,467)	(102,346)	(94,592)	(392,042)	1.8 %	(4.1) %
Facility operating expense	(279,322)	(279,534)	(288,911)	(289,244)	(1,137,011)	(290,845)	(294,405)	(310,924)	(302,173)	(1,198,347)	(4.5) %	(5.4) %
Same Community Operating Income	$145,827	$140,417	$132,074	$129,493	$ 547,811	$139,543	$133,197	$119,034	*$ 128,837*	$ 520,611	(0.5) %	(5.0) %
Same Community Operating Margin	*34.3%*	*33.4%*	*31.4%*	*30.9%*	*32.5%*	*32.4%*	*31.1%*	*27.7%*	*29.9%*	*30.3%*	*(100) bps*	*(220) bps*
Total Average Units	34,465	34,462	34,463	34,463	34,463	34,462	34,461	34,458	34,458	34,460	—	—
RevPAR	$ 4,112	$ 4,062	$ 4,072	$ 4,050	$ 4,074	$ 4,163	$ 4,136	$ 4,159	$ 4,169	$ 4,157	2.9 %	2.0 %
Weighted average occupancy	84.6%	84.0%	84.1%	83.7%	84.1%	82.5%	82.4%	83.4%	83.9%	83.1%	20 bps	(100) bps
RevPOR	$ 4,859	$ 4,838	$ 4,839	$ 4,838	$ 4,844	$ 5,044	$ 5,019	$ 4,988	$ 4,970	$ 5,005	2.7 %	3.3 %
CCRCs												
Revenue	$ 72,053	$ 70,522	$ 71,146	$ 72,386	$ 286,107	$ 73,095	$ 70,993	$ 70,170	$ 71,477	$ 285,735	(1.3) %	(0.1) %
Community Labor Expense	(35,609)	(35,529)	(36,505)	(37,070)	(144,713)	(37,479)	(37,664)	(38,235)	(37,883)	(151,261)	(2.2) %	(4.5) %
Other facility operating expense	(16,752)	(17,078)	(17,487)	(17,427)	(68,744)	(17,979)	(17,850)	(18,356)	(17,779)	(71,964)	(2.0) %	(4.7) %
Facility operating expense	(52,361)	(52,607)	(53,992)	(54,497)	(213,457)	(55,458)	(55,514)	(56,591)	(55,662)	(223,225)	(2.1) %	(4.6) %
Same Community Operating Income	$ 19,692	$ 17,915	$ 17,154	$ 17,889	$ 72,650	$ 17,637	$ 15,479	$ 13,579	*$ 15,815*	$ 62,510	(11.6) %	(14.0) %
Same Community Operating Margin	*27.3%*	*25.4%*	*24.1%*	*24.7%*	*25.4%*	*24.1%*	*21.8%*	*19.4%*	*22.1%*	*21.9%*	*(260) bps*	*(350) bps*
Total Average Units	4,258	4,258	4,258	4,258	4,258	4,257	4,257	4,257	4,254	4,256	—	—
RevPAR	$ 5,613	$ 5,494	$ 5,540	$ 5,631	$ 5,570	$ 5,693	$ 5,530	$ 5,463	$ 5,563	$ 5,562	(1.2) %	(0.1) %
Weighted average occupancy	85.2%	83.6%	83.9%	84.2%	84.2%	84.1%	81.9%	81.6%	82.1%	82.4%	(210) bps	(180) bps
RevPOR	$ 6,590	$ 6,571	$ 6,606	$ 6,676	$ 6,611	$ 6,770	$ 6,756	$ 6,698	$ 6,766	$ 6,748	1.3 %	2.1 %

(1) Same Community portfolio reflects 62 Independent Living communities, 558 Assisted Living and Memory Care communities, and 17 CCRC communities.

11

Senior Housing Owned Portfolio

BROOKDALE SENIOR LIVING

Consolidated	2018					2019					4Q19 vs. 4Q18	Full Year 19 vs. 18
($ in 000s, except RevPAR and RevPOR)	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	*B(W)*	*B(W)*
Resident fee revenue	$ 383,910	$ 388,108	$ 387,585	$ 382,533	$ 1,542,136	$ 380,691	$ 375,900	$ 377,451	$ 373,793	$ 1,507,835	(2.3)%	(2.2)%
Facility operating expense	(260,673)	(265,066)	(273,881)	(270,659)	(1,070,279)	(269,078)	(271,222)	(285,422)	(273,557)	(1,099,279)	(1.1)%	(2.7)%
Owned Portfolio Operating Income	123,237	123,042	113,704	111,874	471,857	111,613	104,678	92,029	100,236	408,556	(10.4)%	(13.4)%
G&A portfolio allocation *(see page 16)*	(16,616)	(14,924)	(15,061)	(14,641)	(61,242)	(15,693)	(16,875)	(15,759)	(13,553)	(61,880)	7.4 %	(1.0)%
Owned Portfolio Operating Income (Adjusted to include G&A portfolio allocation)	**$106,621**	**$108,118**	**$ 98,643**	**$ 97,233**	**$ 410,615**	**$ 95,920**	**$ 87,803**	**$ 76,270**	**$ 86,683**	**$ 346,676**	**(10.9)%**	**(15.6)%**
Additional Information												
Interest expense: property level and corporate debt	$ (45,727)	$ (48,967)	$ (46,891)	$ (46,920)	$ (188,505)	$ (45,643)	$ (45,193)	$ (44,344)	$ (42,538)	$ (177,718)	9.3 %	5.7 %
Community level capital expenditures, net *(see page 17)*	$ (19,474)	$ (18,295)	$ (16,126)	$ (18,972)	$ (72,867)	$ (24,967)	$ (33,828)	$ (33,144)	$ (32,055)	$ (123,994)	(69.0)%	(70.2)%
Number of communities (period end)	358	363	363	344	344	338	336	336	330	330	(4.1)%	(4.1)%
Period end number of units	32,417	33,287	33,359	31,869	31,869	31,397	31,165	31,226	30,160	30,160	(5.4)%	(5.4)%
Total Average Units	32,549	33,255	33,338	33,062	33,051	31,840	31,262	31,222	30,784	31,277	(6.9)%	(5.4)%
RevPAR	$ 3,932	$ 3,890	$ 3,875	$ 3,857	$ 3,888	$ 3,969	$ 3,976	$ 3,982	$ 3,984	$ 3,978	3.3 %	2.3 %
Weighted average occupancy	84.3%	83.9%	84.0%	83.5%	83.9%	82.4%	82.6%	83.2%	83.6%	83.0%	10 bps	(90) bps
RevPOR	$ 4,664	$ 4,637	$ 4,613	$ 4,619	$ 4,634	$ 4,815	$ 4,812	$ 4,783	$ 4,764	$ 4,794	3.1 %	3.5 %

	As of December 31, 2019
Interest Coverage	1.9x
Net Debt *(see page 20)*	$ 3,245,470

12

Senior Housing Leased Portfolio

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s, except RevPAR and RevPOR)*	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	*4Q19 vs. 4Q18* *B(W)*	*Full Year 19 vs. 18* *B(W)*
Resident fee revenue	$ 411,836	$ 398,008	$ 344,318	$ 315,938	$1,470,100	$ 317,256	$ 311,529	$ 312,001	$ 314,050	$1,254,836	(0.6)%	(14.6)%
Facility operating expense	(269,450)	(262,360)	(234,406)	(213,938)	(980,154)	(213,657)	(213,757)	(223,288)	(218,241)	(868,943)	(2.0)%	11.3 %
Leased Portfolio Operating Income	142,386	135,648	109,912	102,000	489,946	103,599	97,772	88,713	95,809	385,893	(6.1)%	(21.2)%
G&A portfolio allocation *(see page 16)*	(17,824)	(16,015)	(13,380)	(12,092)	(59,311)	(13,078)	(13,986)	(13,027)	(11,387)	(51,478)	5.8 %	13.2 %
Leased Portfolio Operating Income (Adjusted to include G&A portfolio allocation)	**$124,562**	**$119,633**	**$ 96,532**	**$ 89,908**	**$430,635**	**$ 90,521**	**$ 83,786**	**$ 75,686**	**$ 84,422**	**$334,415**	**(6.1)%**	**(22.3)%**
Additional Information												
Total cash facility lease payments on leased portfolio *(see page 18)*	$(127,302)	$(122,004)	$(103,030)	$ (94,090)	$(446,426)	$ (93,129)	$ (92,337)	$ (92,337)	$ (92,810)	$(370,613)	1.4 %	17.0 %
Community level capital expenditures, net *(see page 17)*	$ (14,474)	$ (15,159)	$ (13,756)	$ (12,530)	$ (55,919)	$ (18,419)	$ (25,934)	$ (22,162)	$ (13,347)	$ (79,862)	(6.5)%	(42.8)%
Number of communities (period end)	434	385	366	343	343	342	335	335	333	333	(2.9)%	(2.9)%
Period end number of units	33,938	28,422	26,650	24,623	24,623	24,551	24,044	24,036	24,021	24,021	(2.4)%	(2.4)%
Total Average Units	34,008	33,087	28,032	25,345	30,119	24,620	24,203	24,036	24,037	24,224	(5.2)%	(19.6)%
RevPAR	$ 4,032	$ 4,006	$ 4,090	$ 4,149	$ 4,063	$ 4,274	$ 4,254	$ 4,273	$ 4,286	$ 4,271	3.3 %	5.1 %
Weighted average occupancy	84.6%	84.3%	84.5%	85.6%	84.7%	85.0%	84.5%	85.4%	85.6%	85.1%	—	40 bps
RevPOR	$ 4,766	$ 4,752	$ 4,840	$ 4,847	$ 4,797	$ 5,028	$ 5,032	$ 5,004	$ 5,005	$ 5,017	3.3 %	4.6 %

Lease Coverage as of December 31, 2019	**0.88x**
Total operating and financing lease obligations [1]	**$2,225,845 (A)**
Total operating and financing lease obligations divided by total cash facility lease payments for the full year 2019	**6.0 (A/B)**

Facility Lease Maturity Information as of December 31, 2019

Initial lease maturities	**Community count**	**Total units**	**Full Year 2019** **Total cash facility lease payments**
2020	38	1,714	$ 17,093
2021	4	445	6,486
2022	5	483	5,166
2023	4	889	17,900
2024	16	1,324	19,668
2025	122	10,323	177,781
Thereafter	144	8,843	125,053
Total	333	24,021	$ 369,147 **(B)**

(1)Amount recognized on consolidated balance sheet reflects discounted future minimum lease payments and the residual value for financing lease obligations. Excludes operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR and corporate office and information technology leases.

13

New Supply Brookdale's Largest 20 Markets - Competitive Summary 4Q 2019 Weighted Average Occupancy Quadrant with highest demographic60 growth% & lowest new openings 90.3% Portland ) 86.2% 84.7% 1 ( 55% 85.4% Charlotte Denver h t Seattle w 79.9% o r Colorado Springs 83.7% G Austin 83.1% + k 50% Jacksonville 0 5 88.8% $ Phoenix h t 89.3% i 80.4% 89.6% 80.7% 77.0% w Orlando Detroit Kansas City Dallas Houston n 45% o i t a l u 74.7% p o San Antonio 83.0% 90.3% P 40% Sarasota Riverside + 83.3% 5 7 Cleveland e g 81.0% A Miami d e 35% t c 84.2% e j Los Angeles o r P 87.8% r Chicago Y 30% 5 25% 0% 2% 4% 6% 8% 10% 12% 14% 16% 1 Yr Projected Unit Opens % of Supply (2) Brookdale in NIC Markets 4Q19 Weighted Avg. 5YrProjected Avg 75+ Pop 1YrProjected Unit Opens as Occupancy (1) with $50K+ Growth (2) % of Supply (3) Brookdale Largest 20 Markets 84.8% 44.0% 4.8% All Other NIC Markets 84.3% 40.6% 4.1% (1) Brookdale proprietary data represents its consolidated senior housing portfolio. (2) ESRI data 2019-2024; Brookdale. (3) NIC MAP Supply Set, 4Q19 "New Construction" offering same-product with projected open dates through 4Q20; one year same product projected openings as a percent of current same-product supply within 20 minutes of Brookdale communities. 14

Health Care Services

BROOKDALE SENIOR LIVING

Consolidated ($ in 000s)	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	4Q19 vs. 4Q18 B(W)	Full Year 19 vs. 18 B(W)
Resident fee revenue												
Home health	$ 85,490	$ 83,818	$ 81,722	$ 81,033	$ 332,063	$ 84,185	$ 85,233	$ 80,632	$ 77,440	$327,490	(4.4)%	(1.4)%
Hospice	19,327	19,676	20,574	21,257	80,834	21,722	23,184	25,258	26,062	96,226	22.6 %	19.0 %
Outpatient therapy	5,685	6,359	5,980	6,036	24,060	5,625	6,017	5,895	6,007	23,544	(0.5)%	(2.1)%
Other health care services	18	—	—	—	18	—	—	—	—	—	—	(100.0)%
Segment resident fee revenue	110,520	109,853	108,276	108,326	436,975	111,532	114,434	111,785	109,509	447,260	1.1 %	2.4 %
Facility operating expense	(102,202)	(99,650)	(98,789)	(102,254)	(402,895)	(103,359)	(105,267)	(107,007)	(106,640)	(422,273)	(4.3)%	(4.8)%
Segment Operating Income (Loss)	$ 8,318	$ 10,203	$ 9,487	$ 6,072	$ 34,080	$ 8,173	$ 9,167	$ 4,778	$ 2,869	$ 24,987	(52.8)%	(26.7)%
Segment Operating Margin	*7.5%*	*9.3%*	*8.8%*	*5.6 %*	*7.8%*	*7.3%*	*8.0%*	*4.3 %*	*2.6 %*	*5.6 %*	*(300) bps*	*(220) bps*
G&A allocation *(see page 16)*	(7,113)	(6,990)	(6,629)	(8,587)	(29,319)	(7,077)	(6,730)	(6,385)	(5,439)	(25,631)	36.7 %	12.6 %
Segment Operating Income (Loss) (Adjusted to include G&A allocation)	**$ 1,205**	**$ 3,213**	**$ 2,858**	**$ (2,515)**	**$ 4,761**	**$ 1,096**	**$ 2,437**	**$ (1,607)**	**$ (2,570)**	**$ (644)**	**(2.2)%**	**NM**
Segment Operating Margin (Adjusted to include G&A allocation)	*1.1%*	*2.9%*	*2.6%*	*(2.3)%*	*1.1%*	*1.0%*	*2.1%*	*(1.4)%*	*(2.3)%*	*(0.1)%*	—	*(120) bps*
Additional Information												
Home health average daily census	15,497	15,238	14,890	15,335	15,238	15,904	15,966	15,357	14,618	15,457	(4.7)%	1.4 %
Hospice average daily census	1,302	1,337	1,411	1,386	1,359	1,428	1,540	1,642	1,704	1,580	22.9 %	16.3 %
Outpatient therapy treatment codes	167,170	176,065	168,569	171,544	683,348	158,543	169,924	171,578	180,834	680,879	5.4 %	(0.4)%

15

G&A Expense

BROOKDALE SENIOR LIVING

Consolidated, unless otherwise noted
($ in 000s)

	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	*4Q19 vs. 4Q18 B(W)*	*Full Year 19 vs. 18 B(W)*
G&A expense allocations [1]												
Senior Housing Owned Portfolio allocation	$ 16,616	$ 14,924	$ 15,061	$ 14,641	$ 61,242	$ 15,693	$ 16,875	$ 15,759	$ 13,553	$ 61,880	7.4 %	(1.0)%
Senior Housing Leased Portfolio allocation	17,824	16,015	13,380	12,092	59,311	13,078	13,986	13,027	11,387	51,478	5.8%	13.2%
Health Care Services allocation	7,113	6,990	6,629	8,587	29,319	7,077	6,730	6,385	5,439	25,631	36.7%	12.6%
Management Services allocation	14,320	13,703	14,470	12,953	55,446	13,646	13,321	11,399	8,901	47,267	31.3%	14.8%
Subtotal G&A expense allocations	55,873	51,632	49,540	48,273	205,318	49,494	50,912	46,570	39,280	186,256	18.6%	9.3%
Non-cash stock-based compensation expense	8,406	6,269	6,035	5,357	26,067	6,356	6,030	5,929	4,711	23,026	12.1%	11.7%
Transaction and Organizational Restructuring Costs	17,156	5,006	3,221	2,707	28,090	461	634	3,910	5,002	10,007	(84.8%)	64.4%
General and administrative expense	**$ 81,435**	**$ 62,907**	**$ 58,796**	**$ 56,337**	**$ 259,475**	**$ 56,311**	**$ 57,576**	**$ 56,409**	**$ 48,993**	**$ 219,289**	**13.0 %**	**15.5 %**

	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	*4Q19 vs. 4Q18 B(W)*	*Full Year 19 vs. 18 B(W)*
Resident fee revenue	$ 906,266	$ 895,969	$ 840,179	$ 806,797	$3,449,211	$ 809,479	$ 801,863	$ 801,237	$ 797,352	$3,209,931	(1.2)%	(6.9)%
Resident fee revenue under management [2]	394,392	357,469	384,984	359,861	1,496,706	321,952	294,114	275,796	259,437	1,151,299	(27.9)%	(23.1)%
Total (consolidated and under management)	$1,300,658	$1,253,438	$1,225,163	$1,166,658	$4,945,917	$1,131,431	$1,095,977	$1,077,033	$1,056,789	$4,361,230	(9.4)%	(11.8)%
Allocated G&A Expense as a Percentage of Resident Fee Revenue (Consolidated and Under Management)												
G&A expense (excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs)	4.3 %	4.1 %	4.0 %	4.1 %	4.2 %	4.4 %	4.6 %	4.3 %	3.7 %	4.3 %	40 bps	(10) bps
Non-cash stock-based compensation expense	0.6 %	0.5 %	0.5 %	0.5 %	0.5 %	0.6 %	0.6 %	0.6 %	0.4 %	0.5 %	10 bps	—
G&A expense (excluding Transaction and Organizational Restructuring Costs)	4.9 %	4.6 %	4.5 %	4.6 %	4.7 %	5.0	5.2 %	4.9 %	4.1 %	4.8 %	50 bps	(10) bps
Transaction and Organizational Restructuring Costs	1.4 %	0.4 %	0.3 %	0.2 %	0.6 %	—	0.1 %	0.4 %	0.5 %	0.2 %	(30) bps	40 bps
G&A expense (including non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs)	**6.3%**	**5.0%**	**4.8%**	**4.8%**	**5.2%**	**5.0%**	**5.3%**	**5.2%**	**4.6%**	**5.0%**	**20 bps**	**20 bps**

(1) G&A allocations are calculated using a methodology which the Company believes matches the type of general and administrative cost with the community, segment, or portfolio. Some of the allocations are based on direct utilization and some are based on formulas such as unit proportion. G&A allocations presented herein exclude non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs.
(2) Not included in consolidated reported amounts.

16

Capital Expenditures

Consolidated (\$ in 000s, except for community level capital expenditures, net, per weighted average unit)		2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	*4Q19 vs. 4Q18 B(W)*	*Full Year 19 vs. 18 B(W)*
Community level capital expenditures, including allocations [1]													
Senior Housing Owned Portfolio		$ 19,474	$ 18,295	$ 16,126	$ 18,972	$ 72,867	$ 24,967	$ 33,828	$ 33,144	$ 32,055	$ 123,994	(69.0) %	(70.2) %
Senior Housing Leased Portfolio		14,474	15,159	13,756	12,530	55,919	18,419	25,934	22,162	13,347	79,862	(6.5) %	(42.8) %
Community level capital expenditures, net	(A)	33,948	33,454	29,882	31,502	128,786	43,386	59,762	55,306	45,402	203,856	(44.1) %	(58.3) %
Corporate capital expenditures (includes Health Care Services)		7,788	14,227	11,393	20,055	53,463	11,216	6,702	3,815	10,208	31,941	49.1 %	40.3 %
Non-Development Capital Expenditures, net		41,736	47,681	41,275	51,557	182,249	54,602	66,464	59,121	55,610	235,797	(7.9) %	(29.4) %
Development Capital Expenditures, net		5,381	8,009	6,694	4,603	24,687	5,269	5,354	8,054	5,918	24,595	(28.6) %	0.4 %
Total capital expenditures, net		**$ 47,117**	**$ 55,690**	**$ 47,969**	**$ 56,160**	**$206,936**	**$59,871**	**$71,818**	**$67,175**	**$61,528**	**$260,392**	**(9.6) %**	**(25.8) %**
Lessor reimbursements: non-development capital expenditures		1,764	—	—	10,401	12,165	—	1,000	11,043	22,766	34,809		
Lessor reimbursements: development capital expenditures		615	80	1,014	—	1,709	—	—	—	—	—		
Change in related payables		17,096	(1,904)	(92)	(10,437)	4,663	184	(10,576)	5,870	13,413	8,891		
Total cash paid for capital expenditures		**$ 66,592**	**$ 53,866**	**$ 48,891**	**$ 56,124**	**$225,473**	**$60,055**	**$62,242**	**$84,088**	**$97,707**	**$304,092**	**(74.1) %**	**(34.9) %**
Senior Housing Total Average Units (see page 8)	(B)	66,557	66,342	61,370	58,407	63,170	56,460	55,465	55,258	54,821	55,501	(6.1) %	(12.1) %
Community level capital expenditures, net, per weighted average unit	(A/B)	$ 510	$ 504	$ 487	$ 539	$ 2,039	$ 768	$ 1,077	$ 1,001	$ 828	$ 3,673	(53.6) %	(80.1) %

(1) The Company updated its methodology for the allocations of community level capital expenditures during the third quarter of 2018. Prior period amounts of community level capital expenditures, net presented herein have been recast to conform to the new methodology.

17

Cash Facility Lease Payments

BROOKDALE SENIOR LIVING

Consolidated	2018					2019					*4Q19 vs. 4Q18*	*Full Year 19 vs. 18*
($ in 000s)	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	*B(W)*	*B(W)*
Operating Lease Obligations												
Facility lease expense	$ 80,400	$ 81,960	$ 70,392	$ 70,542	$ 303,294	$ 68,668	$ 67,689	$ 67,253	$ 66,056	$ 269,666		
Operating lease expense adjustment	8,103	4,066	2,487	2,562	17,218	4,383	4,429	4,814	5,827	19,453		
Amortization of deferred gain	1,090	1,089	1,090	1,089	4,358	—	—	—	—	—		
Cash facility operating lease payments	$ 89,593	$ 87,115	$ 73,969	$ 74,193	$ 324,870	$ 73,051	72,118	72,067	71,883	289,119	3.1 %	11.0 %
Financing Lease Obligations												
Interest expense: financing lease obligations	$ 22,931	$ 22,389	$ 20,896	$ 17,388	$ 83,604	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353		
Non-cash interest expense on financing lease obligations	(3,383)	(3,063)	(2,705)	(1,743)	(10,894)	—	—	—	—	—		
Payment of financing lease obligations	21,114	18,787	13,370	6,537	59,808	5,453	5,500	5,549	5,740	22,242		
Cash financing lease payments	$ 40,662	$ 38,113	$ 31,561	$ 22,182	$ 132,518	$ 22,196	$ 22,149	22,116	22,134	88,595	0.2 %	33.1 %
Total cash facility lease payments [(1)]	**$130,255**	**$125,228**	**$105,530**	**$ 96,375**	**$457,388**	**$95,247**	**$94,267**	**$94,183**	**$94,017**	**$377,714**	**2.4 %**	**17.4 %**
Interest Expense Reconciliation to Income Statement												
Interest expense: financing lease obligations	$ 22,931	$ 22,389	$ 20,896	$ 17,388	$ 83,604	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353		
Non-cash interest expense on financing lease obligations	(3,383)	(3,063)	(2,705)	(1,743)	(10,894)	—	—	—	—	—		
Interest expense: financing lease obligations - cash payments	19,548	19,326	18,191	15,645	72,710	16,743	16,649	16,567	16,394	66,353	(4.8) %	8.7 %
Interest income	(2,983)	(2,941)	(1,654)	(2,268)	(9,846)	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)	(20.6)%	0.1 %
Interest expense: debt	45,727	48,967	46,891	46,920	188,505	45,643	45,193	44,344	42,538	177,718	9.3 %	5.7 %
Interest expense, net	62,292	65,352	63,428	60,297	251,369	59,302	59,029	58,749	57,132	234,212	5.2 %	6.8 %
Amortization of deferred financing costs and debt premium (discount)	3,956	2,328	829	644	7,757	831	959	1,130	1,137	4,057		
Change in fair value of derivatives	(74)	217	10	250	403	148	27	37	1	213		
Non-cash interest expense on financing lease obligations	3,383	3,063	2,705	1,743	10,894	—	—	—	—	—		
Interest income	2,983	2,941	1,654	2,268	9,846	3,084	2,813	2,162	1,800	9,859		
Interest expense per income statement	**$ 72,540**	**$ 73,901**	**$ 68,626**	**$ 65,202**	**$280,269**	**$63,365**	**$62,828**	**$62,078**	**$60,070**	**$248,341**	**7.9 %**	**11.4 %**

(1) Includes cash lease payments for leases of corporate offices and information technology systems and equipment.

18

Unconsolidated Ventures

($ in 000s)	4Q 2019 Total	4Q 2019 CCRC Venture [1]	4Q 2019 Other Ventures	Full Year 2019 Total
Resident fee revenue	$ 110,150	$ 109,456	$ 694	$ 436,314
Facility operating expense	(83,388)	(82,647)	(741)	(329,638)
General and administrative expense including management fees	(5,528)	(5,491)	(37)	(22,029)
Adjusted EBITDA of unconsolidated ventures	**21,234**	**21,318**	**(84)**	**84,647**
Interest expense, net	(5,716)	(5,615)	(101)	(24,031)
Proceeds from entrance fees, net of refunds	14,464	14,464	—	62,887
Entrance fee amortization	(10,301)	(10,301)	—	(39,471)
Changes in working capital	(6,631)	(6,760)	129	(5,454)
Other	27	27	—	(117)
Community level capital expenditures, net	(14,471)	(14,457)	(14)	(44,146)
Adjusted Free Cash Flow of unconsolidated ventures	**$ (1,394)**	**$ (1,324)**	**$ (70)**	**$ 34,315**
Additional Information				
Brookdale's weighted average unit ownership percentage (period end)	51.0%	51.0%	50.0%	51.0%
Non-recourse Net Debt principal of unconsolidated ventures (period end)	$ 515,636	$ 515,751	$ (115)	$ 515,636
Number of communities (period end)	17	16	1	17
Total Average Units of unconsolidated ventures	7,306	7,270	36	7,354
Weighted average occupancy	85.8%	85.8%	90.7%	85.6%
Brookdale's Proportionate Share of Unconsolidated Ventures				
Adjusted EBITDA	$ 10,830	$ 10,872	$ (42)	$ 42,627
Proceeds from entrance fees, net of refunds	$ 7,377	$ 7,377	$ —	$ 32,072
Entrance fee amortization	$ (5,254)	$ (5,254)	$ —	$ (20,130)
Adjusted Free Cash Flow	$ (710)	$ (675)	$ (35)	$ 17,570
Non-recourse Net Debt principal (period end)	$ 262,976	$ 263,033	$ (57)	$ 262,976
Total Average Units	3,726	3,708	18	3,751

(1) On January 31, 2020, the Company sold its interest in the CCRC Venture as part of the Definitive Agreements with Healthpeak, see page 28 for additional information.

19

Capital Structure

BROOKDALE SENIOR LIVING

Total Liquidity
($ in millions)


$ (Millions)
$600
$400
$200
$0
$592
$413
$179
$530
$340
$190
$479
$315
$164
$455
$291
$164
$481
$309
$172
12/31/2018
03/31/2019
06/30/2019
09/30/2019
12/31/2019

Line of credit available to draw

Cash and cash equivalents and marketable securities

Debt Structure [1]
($ in millions)


Fixed rate debt
$2,322
65%
Variable rate debt with interest rate caps
$1,129
32%
$104
3%
Variable rate debt - unhedged

As of December 31, 2019	Weighted Rate
Fixed rate debt	4.83%
Variable rate debt [3]	4.10%
Total debt	**4.58%**

($ in millions)	Debt Maturity	Debt Weighted Rate
2020 [2]	$ 339	5.32%
2021	333	5.99%
2022	321	4.32%
2023	231	4.38%
2024	296	4.42%
Thereafter	2,035	4.31%
Total	**$ 3,555**	**4.58%**

Leverage Ratios [4]
($ in 000s)

Full Year 2019			Annualized Leverage	
Adjusted EBITDAR [5]	(A)	**$ 713,392**		
Cash facility operating lease payments (*see page 18*)		(289,119)		
Adjusted EBITDA [5]		**424,273**		
Cash financing lease payments (*see page 18*)		(88,595)		
Adjusted EBITDA after cash financing lease payments [5]	(B)	**$ 335,678**		
As of December 31, 2019				
Debt		$ 3,555,123		
Line of credit		—		
Cash and cash equivalents		(240,227)		
Marketable securities		(68,567)		
Restricted cash held as collateral against existing debt		(859)		
Net Debt	(C)	**3,245,470**	**9.7x**	(C/B)
Operating and financing lease obligations [6]		2,256,730		
Adjusted Net Debt	(D)	**$ 5,502,200**	**7.7x**	(D/A)

(1) Includes the carrying value of mortgage debt and other notes payable.

(2) Includes $28.9 million of mortgage notes payable secured by assets held for sale that generally will be repaid with the proceeds from the sales.

(3) Reflects market rates as of December 31, 2019 and applicable cap rates for hedged debt.

(4) Leverage ratios include results of operations of communities disposed of through the disposition date.

(5) Excludes $23.1 million of the non-cash, non-recurring impact of ASC 842 (see page 4).

(6) Excludes operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR.

Important Note Regarding Non-GAAP Financial Measures. Adjusted EBITDAR, Adjusted EBITDA, Adjusted EBITDA after cash financing lease payments, Net Debt, and Adjusted Net Debt are financial measures that are not calculated in accordance with GAAP. See "Definitions" and "Non-GAAP Financial Measures" for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures. During the first quarter of 2019, the Company modified its definition of Adjusted Net Debt. See "Definitions" for a description of the change.

20

Pro-Forma Net Asset Value Elements Consolidated ($ in millions. Amounts are as of or for the year ended December 31, 2019 unless otherwise noted) Pro-Forma Senior Housing Owned Portfolio (1) Owned Portfolio Operating Income (Loss) (Including G&A assumption) (2) $ 380.1 Net Debt (see page 32) $ 3,199.6 Total Average Units 31,993 Pro-Forma Senior Housing Leased Portfolio (1) Leased Portfolio Operating Income (Loss) (Including G&A assumption) (2) $ 305.7 Total cash facility lease payments on leased portfolio $ (330.7) Total operating and financing lease obligations (see page 32) $ 1,993.4 Total operating and financing lease obligations divided by total cash facility lease payments for the year ended December 31, 2019 6.0 Total Average Units 21,421 Health Care Services Segment Operating Income (Loss) (including G&A assumption) (2) $ (0.6) Shares outstanding (excluding 7,252,459 unvested restricted shares) 184,876,127 (1) Reflects pro-forma results of operations, net debt, operating and financing lease obligations, and units after giving effect to completed and pending transactions. See pages 25-28 and 32 for information regarding the impact of such transactions. (2) G&A assumptions are calculated as 5% and approximately 6% of Senior Housing and Health Care Services resident fee revenue, respectively. 21

Definitions

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, cost reduction or organizational restructuring items that management does not consider as part of the Company's underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, gain/loss on facility lease termination and modification, operating lease expense adjustment, amortization of deferred gain, change in future service obligation, non-cash stock-based compensation expense, and Transaction and Organizational Restructuring Costs. During the first quarter of 2019, the Company modified its definition of Adjusted EBITDA to exclude Transaction and Organizational Restructuring Costs, and amounts for all periods herein reflect application of the modified definition.

Adjusted EBITDAR is a non-GAAP financial measure that the Company defines as Adjusted EBITDA before cash facility operating lease payments.

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination and modification, cash paid/received for gain/loss on facility lease termination and modification, and lessor capital expenditure reimbursements under operating leases; plus: property insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: Non-Development Capital Expenditures and payment of financing lease obligations. During the first quarter of 2019, the Company modified its definition of Adjusted Free Cash Flow to no longer adjust net cash provided by (used in) operating activities for changes in working capital items other than prepaid insurance premiums financed with notes payable and lease liability for lease termination and modification, and amounts for all periods herein reflect application of the modified definition.

Adjusted Net Debt is a non-GAAP financial measure that the Company defines as Net Debt, plus operating and financing lease obligations. Operating and financing lease obligations exclude operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR. During the first quarter of 2019, the Company modified its definition of Adjusted Net Debt to no longer adjust Net Debt by cash operating, capital, and financing lease payments multiplied by 8 and instead utilizes operating and financing lease obligations for facility leases recorded on the Company's balance sheet to derive Adjusted Net Debt.

Brookdale's Proportionate Share of Adjusted EBITDA of Unconsolidated Ventures is calculated based on the Company's equity ownership percentage and in a manner consistent with the Company's definition of Adjusted EBITDA for its consolidated entities. The Company's investments in unconsolidated ventures are accounted for under the equity method of accounting and, therefore, the Company's proportionate share of Adjusted EBITDA of unconsolidated ventures does not represent the Company's equity in earnings/loss of unconsolidated ventures on its consolidated statement of operations.

Brookdale's Proportionate Share of Adjusted Free Cash Flow of Unconsolidated Ventures is calculated based on the Company's equity ownership percentage and in a manner consistent with the Company's definition of Adjusted Free Cash Flow for its consolidated entities. The Company's investments in its unconsolidated ventures are accounted for under the equity method of accounting and, therefore, the Company's proportionate share of Adjusted Free Cash Flow of unconsolidated ventures does not represent cash available to the Company's consolidated business except to the extent it is distributed to the Company.

Combined Segment Operating Income is defined by the Company as resident fee and management fee revenue of the Company, less facility operating expense. Combined Segment Operating Income does not include general and administrative expense or depreciation and amortization.

Community Labor Expense is a component of facility operating expense that includes regular and overtime salaries and wages, bonuses, paid-time-off and holiday wages, payroll taxes, contract labor, employee benefits, and workers compensation.

Development Capital Expenditures means capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities. Amounts of Development Capital Expenditures are presented net of lessor reimbursements.

Interest Coverage is calculated based on the trailing-twelve months Owned Portfolio Operating Income adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months property level and corporate debt interest expense. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the impact of applying the new lease accounting standard under ASC 842 for residency agreements.

Lease Coverage is calculated based on the trailing-twelve months Leased Portfolio Operating Income, excluding resident fee revenue and facility operating expense of communities disposed during such period adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months cash facility lease payments for both operating leases and financing leases, excluding cash lease payments for leases of communities disposed during such period, corporate offices, and information technology systems and equipment, vehicles and other equipment. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the impact of applying the new lease accounting standard under ASC 842 for residency agreements.

22

Definitions

BROOKDALE SENIOR LIVING

Leased Portfolio Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Leased Portfolio. Leased Portfolio Operating Income does not include general and administrative expense (unless otherwise noted) or depreciation and amortization.

Net Debt is a non-GAAP financial measure that the Company defines as the total of its debt (mortgage debt and other notes payable) and the outstanding balance on the line of credit, less unrestricted cash, marketable securities, and cash held as collateral against existing debt.

NM means not meaningful.

Non-Development Capital Expenditures is comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company's communities. Non-Development Capital Expenditures does not include capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities (i.e., Development Capital Expenditures). Amounts of Non-Development Capital Expenditures are presented net of lessor reimbursements.

Owned Portfolio Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Owned Portfolio. Owned Portfolio Operating Income does not include general and administrative expense (unless otherwise noted) or depreciation and amortization.

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding Health Care Services segment revenue and entrance fee amortization, and, for the 2019 period, the additional resident fee revenue recognized as a result of the application of the new lease accounting standard under ASC 842), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

RevPOR, or average monthly senior housing resident fee revenue per occupied unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding Health Care Services segment revenue and entrance fee amortization, and, for the 2019 period, the additional resident fee revenue recognized as a result of the application of the new lease accounting standard under ASC 842), divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Same Community information reflects historical results from senior housing operations for same store communities (utilizing the Company's methodology for determining same store communities which generally excludes assets held for sale, communities acquired or disposed since the beginning of the prior year, and certain communities that have undergone or are undergoing expansion, redevelopment, and repositioning projects), and for the 2019 period, excludes the additional resident fee revenue and facility operating expense recognized as a result of application of the new lease accounting standard under ASC 842.

Same Community Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue and, for the 2019 period, the additional resident fee revenue recognized as a result of application of the new lease accounting standard under ASC 842), less facility operating expense (excluding hurricane and natural disaster expense and, for the 2019 period, the additional facility operating expense recognized as a result of application of the new lease accounting standard under ASC 842) for the Company's Same Community portfolio. Same Community Operating Income does not include general and administrative expense or depreciation and amortization.

Segment Operating Income (Loss) is defined by the Company as segment revenue less segment facility operating expense. Segment Operating Income (Loss) does not include general and administrative expense (unless otherwise noted) or depreciation and amortization. Management Services Segment Operating Income excludes revenue for reimbursements for which the Company is the primary obligor of costs incurred on behalf of managed communities, and there is no facility operating expense associated with the Management Services segment. See the Segment Information note to the Company's consolidated financial statements for more information regarding the Company's segments.

Senior Housing Leased Portfolio represents Brookdale leased communities and does not include owned, managed – 3rd party, or managed – venture communities.

Senior Housing Operating Income is defined by the Company as segment revenue less segment facility operating expense for the Company's Independent Living, Assisted Living and Memory Care, and CCRCs segments on an aggregate basis. Senior Housing Operating Income does not include general and administrative expense or depreciation and amortization.

Senior Housing Owned Portfolio represents Brookdale owned communities and does not include leased, managed – 3rd party, or managed – venture communities.

Total Average Units represents the average number of units operated during the period.

Transaction and Organizational Restructuring Costs are general and administrative expenses. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity, the Company's assessment of options and alternatives to enhance stockholder value, and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third party costs. Organizational restructuring costs include those related to the Company's efforts to reduce general and administrative expense and its senior leadership changes, including severance and retention costs.

23

Appendices Pro-Forma Financial Information 25 Definitive Agreements with Healthpeak 28 Non-GAAP Financial Measures 29 24

Pro-Forma Financial Information During 2019, the Company disposed of an aggregate of 14 owned communities, terminated triple-net lease obligations on an aggregate of 10 communities, and transitioned management agreements on 105 net communities. During January 2020, the Company: • acquired eight communities under the terms of a purchase option (the pro-forma results on the following pages include an assumption that the Company will finance the acquisition with approximately $28 million of non-recourse mortgage debt at a 4% interest rate) • completed certain transactions under definitive agreements with Healthpeak announced on October 1, 2019. See page 28 for a summary of the transactions. During 2020, the Company additionally expects: • to close on the dispositions of three owned communities classified as held for sale as of December 31, 2019 • termination of its triple-net lease obligations on three communities for which it has provided notice of nonrenewal • termination of certain of its management arrangements, including management arrangements on certain former unconsolidated ventures in which the Company sold its interest and interim management arrangements on formerly leased communities. The pro-forma results on the following pages summarize the Company’s actual consolidated results excluding the impact of the new lease standard and the impact of transactions as follows: • The pro-forma table for the full year on page 26 reflects the Company’s actual consolidated results excluding the impact of the new lease standard for the full year 2019 and the impact on those results assuming that the foregoing completed and expected transactions had closed on December 31, 2018. • The pro-forma table for the fourth quarter of 2019 table on page 27 reflects the Company’s actual consolidated results excluding the impact of the new lease standard for the three months ended December 31, 2019 and the impact on those results assuming that the foregoing completed and expected transactions had closed on September 30, 2019. The pro-forma results on the following pages do not include adjustments for: • Communities for which the Company has exercised its right to direct Ventas to market for sale and, subject to Ventas' receipt of an agreed upon sale price on or before December 31, 2020 and the other customary closing conditions, would be removed from the Master Lease and Security Agreement between the Company and Ventas. • The Company's option to cause terminations of leases upon the sale by Welltower of communities with an aggregate of base rent of up to $5 million. The closings of the various pending and expected transactions described above are, or will be, subject to the satisfaction of various conditions, including (where applicable) the receipt of regulatory approvals; however, there can be no assurance that the transactions will close or, if they do, when the actual closings will occur. 25

Pro-Forma Full Year 2019

BROOKDALE SENIOR LIVING

Consolidated	Full Year Actual Results	Amounts Attributable to Transactions Completed on or before December 31, 2019	Actual Results Net of Amounts Attributable to Completed Transactions	Amounts Attributable to the October 1, 2019 Announced Transactions with Healthpeak Completed or Expected to be Completed after December 31, 2019[1]	Amounts Attributable to Other Transactions Completed or Expected to be Completed after December 31, 2019	Less: Impact of New Lease Standard on Actual Results[2]	Actual Results Net of Amounts Attributable to the New Lease Standard and Completed and Pending Transactions
($ in 000s)	(A)	(B)	(A+B)	(C)	(D)	(E)	(A+B+C+D+E=F)
Senior Housing weighted average units operated	55,501	(1,384)	54,117	—	(703)	—	53,414
Senior Housing revenue	$ 2,762,671	$ (54,080)	$ 2,708,591	$ —	$ (35,402)	$ (26,420)	$ 2,646,769
Health Care Services revenue	447,260	—	447,260	—	—	—	447,260
Management fee revenue	57,108	(8,932)	48,176	(22,042)	(6,554)	—	19,580
Resident fee and management fee revenue	3,267,039	(63,012)	3,204,027	(22,042)	(41,956)	(26,420)	3,113,609
Facility operating expense	(2,390,495)	52,377	(2,338,118)	—	37,782	49,524	(2,250,812)
General and administrative expense [3]	(186,256)	—	(186,256)	5,000	—	—	(181,256)
Cash facility operating lease payments	(289,119)	1,694	(287,425)	11,063	2,468	—	(273,894)
Adjusted EBITDA	**401,169**	**(8,941)**	**392,228**	**(5,979)**	**(1,706)**	**23,104**	**407,647**
Transaction and Organizational Restructuring Costs	(10,007)	—	(10,007)	—	—	—	(10,007)
Interest expense, net	(234,212)	493	(233,719)	8,501	4,828	—	(220,390)
Payment of financing lease obligations	(22,242)	—	(22,242)	3,877	771	—	(17,594)
Changes in working capital [4]	18,064	—	18,064	—	—	(23,104)	(5,040)
Other	6,621	(207)	6,414	—	—	—	6,414
Non-Development Capital Expenditures, net	(235,797)	1,639	(234,158)	7,000	6,814	—	(220,344)
Adjusted Free Cash Flow	**$ (76,404)**	**$ (7,016)**	**$ (83,420)**	**$ 13,399**	**$ 10,707**	**$ —**	**$ (59,314)**
Cash facility operating and financing lease payments	$ 377,714	$ (1,694)	$ 376,020	$ (30,325)	$ (7,872)	$ —	$ 337,823

(1) Does not include a payment of a $100 million management termination fee by Healthpeak to the Company.

(2) See page 4 for more information on the adoption impact of the new lease standard. Actual results include the impact of the new lease standard.

(3) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur, with the exception of an estimate of the anticipated scaling as a result of the definitive agreements with Healthpeak which is included in column C.

(4) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

Pro-forma (from column F above) Owned and Leased Specifically Identifiable Information, and Other	Senior Housing Owned Portfolio	Senior Housing Leased Portfolio	Health Care Services and Other	Actual Results Less Amounts Attributable to Completed and Pending Transactions (from column F above)
Weighted average units operated	31,993	21,421	—	53,414
Senior Housing and Health Care Services revenue	$ 1,542,019	$ 1,104,750	$ 447,260	$ 3,094,029
Facility operating expense	$ (1,084,770)	$ (743,769)	$ (422,273)	$ (2,250,812)
Total cash facility lease payments and interest expense, net	$ (183,913)	$ (330,722)	$ 2,757	$ (511,878)
Non-Development Capital Expenditures, net	$ (129,282)	$ (59,121)	$ (31,941)	$ (220,344)

26

Pro-Forma Fourth Quarter 2019

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s)*		4Q19 Actual Results (A)		Amounts Attributable to Transactions Completed during 4Q19 (B)		Actual Results Net of Amounts Attributable to Completed Transactions (A+B)		Amounts Attributable to the October 1, 2019 Announced Transactions with Healthpeak Completed or Expected to be Completed after December 31, 2019 (C)		Amounts Attributable to Other Transactions Completed or Expected to be Completed after December 31, 2019 (D)		Less: Impact of New Lease Standard on Actual Results [(1)] (E)		Actual Results Net of Amounts Attributable to the New Lease Standard and Completed and Pending Transactions (A+B+C+D+E)
Senior Housing weighted average units operated		54,821		(643)		54,178		—		(714)		—		53,464
Senior Housing revenue	$	687,843	$	(6,344)	$	681,499	$	—	$	(9,180)	$	(10,383)	$	661,936
Health Care Services revenue		109,509		—		109,509		—		—		—		109,509
Management fee revenue		12,352		(309)		12,043		(5,557)		(1,634)		—		4,852
Resident fee and management fee revenue		809,704		(6,653)		803,051		(5,557)		(10,814)		(10,383)		776,297
Facility operating expense		(598,438)		7,019		(591,419)		—		9,408		14,533		(567,478)
General and administrative expense [(2)]		(39,280)		—		(39,280)		1,250		—		—		(38,030)
Cash facility operating lease payments		(71,883)		44		(71,839)		2,839		622		—		(68,378)
Adjusted EBITDA		**100,103**		**410**		**100,513**		**(1,468)**		**(784)**		**4,150**		**102,411**
Transaction and Organizational Restructuring Costs		(5,002)		—		(5,002)		—		—		—		(5,002)
Interest expense, net		(57,132)		62		(57,070)		2,101		1,139		—		(53,830)
Payment of financing lease obligations		(5,740)		—		(5,740)		1,005		264		—		(4,471)
Changes in working capital [(3)]		20,410		—		20,410		—		—		(4,150)		16,260
Other		3,482		—		3,482		—		—		—		3,482
Non-Development Capital Expenditures, net		(55,610)		570		(55,040)		1,750		1,139		—		(52,151)
Adjusted Free Cash Flow	**$**	**511**	**$**	**1,042**	**$**	**1,553**	**$**	**3,388**	**$**	**1,758**	**$**	**—**	**$**	**6,699**

(1) See page 4 for more information on the adoption impact of the new lease standard. Actual results include the impact of the new lease standard.

(2) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur, with the exception of an estimate of the anticipated scaling as a result of the definitive agreements with Healthpeak which is included in column C.

(3) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

27

Definitive Agreements with Healthpeak On October 1, 2019, the Company and Healthpeak entered into several definitive agreements providing for multiple transactions, including a Master Transactions and Cooperation Agreement and Equity Interest Purchase Agreement. The parties subsequently amended the agreements to include one additional entry fee CCRC as part of the Company’s sale of its interest in the CCRC Venture (rather than removing the CCRC from the CCRC Venture for joint marketing and sale). – In January 2020, the parties moved two entry fee CCRCs (889 units) into a new unconsolidated venture on substantially the same terms as the CCRC Venture to accommodate the sale of such two communities at a future date. – Sale of the two entry fee CCRCs is expected to occur over the next 15 months. Unconsolidated CCRC – On January 31, 2020, Healthpeak acquired the Company's 51% ownership interest in the CCRC Venture, which held 14 entry fee CCRCs (6,383 units) Venture Transactions for a total purchase price of approximately $295.2 million (representing an aggregate valuation of $1.06 billion less portfolio debt, subject to an estimated net working capital adjustment), which remains subject to a post-closing net working capital adjustment. – At the closing, the parties terminated the Company's existing management agreements with the 14 entry fee CCRCs, Healthpeak paid the Company a $100.0 million management agreement termination fee, and the Company transitioned operations of the entry fee CCRCs to a new operator. – On January 31, 2020, the Company acquired 18 communities (2,014) units from Healthpeak, upon which time the 18 communities were removed from the former master lease. – At the closing, the Company paid $405.5 million to acquire such communities and to reduce its annual rent under the amended and restated master lease. Triple-Net Lease – The Company funded the community acquisitions with $192.6 million of non-recourse mortgage financing and the proceeds from the multi-part Transactions transaction. The Company expects to obtain approximately $30.0 million of additional non-recourse mortgage financing on the communities. – At the closing, the parties amended and restated the Company's existing master lease pursuant to which the Company continues to lease 25 communities (2,711 units) from Healthpeak – Healthpeak to fund up to $35 million of capital expenditures at market yield for a five-year period to reposition and improve assets. – In addition, Healthpeak has agreed to transition one leased community (159 units) to a successor operator. Pro-Forma Impact – The pro-forma financial information on pages 26 and 27 include the impacts related to these transactions with Healthpeak. 28

Non-GAAP Financial Measures This Supplemental Information contains the financial measures Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDA after cash financing lease payments, Adjusted Free Cash Flow, Net Debt, and Adjusted Net Debt (each as defined in the “Definitions” section), which are not calculated in accordance with U.S. GAAP ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, short-term debt, long-term debt less current portion, or current portion of long-term debt. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations set forth in this Appendix of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP and to review the information under “Reconciliations of Non-GAAP Financial Measures” in the Company’s earnings release dated February 18, 2020 for additional information regarding the Company’s use and the limitations of such non-GAAP financial measures. During the first quarter of 2019, the Company modified its definition of Adjusted EBITDA to exclude Transaction and Organizational Restructuring Costs (these costs remain part of the Adjusted Free Cash Flow definition) and its definition of Adjusted Free Cash Flow to no longer adjust net cash provided by (used in) operating activities for changes in working capital items other than prepaid insurance premiums financed with notes payable and lease liability for lease termination and modification. Amounts for all periods herein reflect application of the modified definitions. 29

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted EBITDA Reconciliation

Consolidated
($ in 000s)

	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year
Net income (loss)	**$(457,234)**	**$(165,509)**	**$ (37,140)**	**$ 131,531**	**$(528,352)**	**$ (42,606)**	**$ (56,055)**	**$ (78,508)**	**$ (91,323)**	**$ (268,492)**
Provision (benefit) for income taxes	15,585	(15,546)	(17,763)	(31,732)	(49,456)	679	633	(1,800)	(1,781)	(2,269)
Equity in (earnings) loss of unconsolidated ventures	4,243	1,324	1,340	1,897	8,804	526	991	2,057	970	4,544
Debt modification and extinguishment costs	35	9	33	11,600	11,677	67	2,672	2,455	53	5,247
Loss (gain) on sale of assets, net	(43,431)	(23,322)	(9,833)	(216,660)	(293,246)	702	(2,846)	(579)	(4,522)	(7,245)
Other non-operating (income) loss	(2,586)	(5,505)	17	(6,025)	(14,099)	(2,988)	(3,199)	(3,763)	(4,815)	(14,765)
Interest expense	72,540	73,901	68,626	65,202	280,269	63,365	62,828	62,078	60,070	248,341
Interest income	(2,983)	(2,941)	(1,654)	(2,268)	(9,846)	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)
Income (loss) from operations	(413,831)	(137,589)	3,626	(46,455)	(594,249)	16,661	2,211	(20,222)	(43,148)	(44,498)
Depreciation and amortization	114,255	116,116	110,980	106,104	447,455	96,888	94,024	93,550	94,971	379,433
Goodwill and asset impairment	430,363	16,103	5,500	37,927	489,893	391	3,769	2,094	43,012	49,266
Loss (gain) on facility lease termination and modification, net	—	146,467	2,337	13,197	162,001	209	1,797	—	1,382	3,388
Operating lease expense adjustment	(8,103)	(4,066)	(2,487)	(2,562)	(17,218)	(4,383)	(4,429)	(4,814)	(5,827)	(19,453)
Amortization of deferred gain	(1,090)	(1,089)	(1,090)	(1,089)	(4,358)	—	—	—	—	—
Non-cash stock-based compensation expense	8,406	6,269	6,035	5,357	26,067	6,356	6,030	5,929	4,711	23,026
Transaction and Organizational Restructuring Costs	17,156	5,006	3,221	2,707	28,090	461	634	3,910	5,002	10,007
Adjusted EBITDA [1]	**$ 147,156**	**$ 147,217**	**$ 128,122**	**$ 115,186**	**$ 537,681**	**$ 116,583**	**$ 104,036**	**$ 80,447**	**$ 100,103**	**$ 401,169**

(1) Adoption of the new lease accounting standard effective January 1, 2019 had a non-recurring impact to the Company's full-year 2019 Adjusted EBITDA. Adjusted EBITDA for the three months and year ended December 31, 2019 includes a negative net impact of $4.1 million and $23.1 million, respectively, from such adoption.

30

Non-GAAP Financial Measures (continued) Adjusted EBITDAR; Adjusted EBITDA; and Adjusted EBITDA after Cash Financing Lease Payments Reconciliations (excluding the new lease standard impact) Consolidated ($ in 000s) Full Year 2019 Net income (loss) $ (268,492) Provision (benefit) for income taxes (2,269) Equity in (earnings) loss of unconsolidated ventures 4,544 Debt modification and extinguishment costs 5,247 Loss (gain) on sale of assets, net (7,245) Other non-operating (income) loss (14,765) Interest expense 248,341 Interest income (9,859) Income (loss) from operations (44,498) Depreciation and amortization 379,433 Goodwill and asset impairment 49,266 Loss (gain) on facility lease termination and modification, net 3,388 Facility lease expense 269,666 Non-cash stock-based compensation expense 23,026 Transaction and Organizational Restructuring Costs 10,007 Impact from new lease standard 23,104 Adjusted EBITDAR (excluding the new lease standard impact) $ 713,392 Facility lease expense (269,666) Operating lease expense adjustment (19,453) Adjusted EBITDA (excluding the new lease standard impact) $ 424,273 Interest expense: financing lease obligations (66,353) Payment of financing lease obligations (22,242) Adjusted EBITDA after cash financing lease payments (excluding the new lease standard impact) $ 335,678 31

Non-GAAP Financial Measures (continued) Net Debt and Adjusted Net Debt Reconciliations Pro - Forma Amounts Attributable to the October 1, 2019 Announced Transactions Amounts Attributable to with Healthpeak Other Transactions Actual Amounts Net of Completed or Expected to Completed or Expected to Amounts Attributable to Consolidated As of December 31, be Completed after be Completed after Completed and Pending ($ in 000s) 2019 December 31, 2019 December 31, 2019 Transactions Long-term debt (including current portion) $ 3,555,123 $ 185,100 $ (900) $ 3,739,323 Line of credit — — Cash and cash equivalents (240,227) (217,000) (13,100) (470,327) Marketable securities (68,567) (68,567) Cash held as collateral against existing debt (859) (859) Net Debt 3,245,470 $ (31,900) (1) $ (14,000) (2) $ 3,199,570 Operating and financing lease obligations 2,305,345 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (48,615) Adjusted Net Debt $ 5,502,200 Adjusted Net Debt to Adjusted EBITDAR 7.7x Net Debt to Adjusted EBITDA after cash financing lease payments 9.7x Operating and financing lease obligations $ 2,305,345 $ (182,700) (3) $ (49,700) $ 2,072,945 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (48,615) — — (48,615) Operating lease obligations related to corporate office and information technology leases $ (30,885) — — $ (30,885) Operating and financing lease obligations for Senior Housing Leased Portfolio $ 2,225,845 $ (182,700) $ (49,700) $ 1,993,445 (1) See page 28 for a summary of the transactions and expected impact. (2) Amounts include $39.3 million paid for the acquisition of eight previously leased communities in January 2020, approximately $28 million of non-recourse mortgage financing on the communities expected to be obtained, and an estimate of the cash proceeds from sales of assets held for sale, net of associated debt repayments. (3) Amount includes an estimate of the impact of lease terminations and anticipated modifications to operating and financing lease obligations utilizing an estimated 8% incremental borrowing rate to estimate the present value of minimum lease payments. 32

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted Free Cash Flow Reconciliation

Consolidated	2018					2019				
($ in 000s)	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Q4	Full Year
Net cash provided by (used in) operating activities	**$ 37,964**	**$ 60,620**	**$ 71,924**	**$ 33,453**	**$ 203,961**	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**
Net cash provided by (used in) provided by investing activities	91,155	(79,643)	(24,539)	301,801	288,774	(100,073)	19,774	(70,056)	(75,184)	(225,539)
Net cash provided by (used in) financing activities	(16,104)	(185,876)	(37,949)	(85,134)	(325,063)	(16,636)	(87,443)	(8,755)	(26,560)	(139,394)
Net increase (decrease) in cash, cash equivalents and restricted cash	$ 113,015	$ (204,899)	$ 9,436	$ 250,120	$ 167,672	$ (121,718)	$ (3,541)	$ (9,600)	$ (13,662)	$ (148,521)
Net cash provided by (used in) operating activities	**$ 37,964**	**$ 60,620**	**$ 71,924**	**$ 33,453**	**$ 203,961**	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**
Distributions from unconsolidated ventures from cumulative share of net earnings	(408)	(739)	(1,012)	(737)	(2,896)	(749)	(781)	(858)	(1,084)	(3,472)
Change in prepaid insurance premiums financed with notes payable	18,633	(6,208)	(6,181)	(6,244)	—	18,842	(6,752)	(6,215)	(5,875)	—
Changes in operating lease liability related to lease termination	—	33,596	—	—	33,596	—	—	—	—	—
Cash paid for loss on facility operating lease termination and modification, net	—	13,044	—	8,000	21,044	—	—	—	—	—
Changes in liabilities for lessor capital expenditure reimbursements under operating leases	—	—	—	(10,400)	(10,400)	—	(1,000)	(11,043)	(19,262)	(31,305)
Non-development capital expenditures, net	(41,736)	(47,681)	(41,275)	(51,557)	(182,249)	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)
Property insurance proceeds	156	—	—	1,136	1,292	—	—	—	—	—
Payment of financing lease obligations	(21,114)	(18,787)	(13,370)	(6,537)	(59,808)	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)
Proceeds from refundable entrance fees, net of refunds	223	(171)	(368)	(106)	(422)	—	—	—	—	—
Adjusted Free Cash Flow	**$ (6,282)**	**$ 33,674**	**$ 9,718**	**$ (32,992)**	**$ 4,118**	**$ (46,971)**	**$ (16,369)**	**$ (13,575)**	**$ 511**	**$ (76,404)**

33

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Brookdale's Proportionate Share of Adjusted EBITDA of Unconsolidated Ventures [1]

For purposes of this presentation, amounts for each line item represent the aggregate amounts of such line items for all the Company's unconsolidated ventures.

($ in 000s)	2018					2019				
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Net income (loss)	**$ (22,662)**	**$ (13,417)**	**$ (6,674)**	**$ (3,810)**	**$ (46,563)**	**$ (1,050)**	**$ (1,983)**	**$ (4,156)**	**$ (1,906)**	**$ (9,095)**
Provision (benefit) for income taxes	234	209	64	6	513	24	23	18	(8)	57
Debt modification and extinguishment costs	(17)	135	13	1	132	21	—	—	5	26
Loss (gain) on sale of assets, net	(1,045)	3,885	—	—	2,840	—	(23)	23	—	—
Other non-operating (income) loss	(903)	(967)	(5)	—	(1,875)	—	—	78	(19)	59
Interest expense	26,827	23,182	12,849	7,555	70,413	7,380	7,348	7,042	6,812	28,582
Interest income	(757)	(809)	(830)	(949)	(3,345)	(812)	(865)	(897)	(832)	(3,406)
Income (loss) from operations	1,677	12,218	5,417	2,803	22,115	5,563	4,500	2,108	4,052	16,223
Depreciation and amortization	67,885	33,237	22,135	16,532	139,789	16,747	17,082	17,108	17,141	68,078
Asset impairment	155	118	63	1,445	1,781	295	7	—	42	344
Operating lease expense adjustment	4	4	—	—	8	—	—	—	—	—
Adjusted EBITDA of unconsolidated ventures	**$ 69,721**	**$ 45,577**	**$ 27,615**	**$ 20,780**	**$ 163,693**	**$ 22,605**	**$ 21,589**	**$ 19,216**	**$ 21,235**	**$ 84,645**
Brookdale's Proportionate Share of Adjusted EBITDA of Unconsolidated Ventures	**$ 16,749**	**$ 14,111**	**$ 11,280**	**$ 10,419**	**$ 52,559**	**$ 11,319**	**$ 10,878**	**$ 9,800**	**$ 10,830**	**$ 42,827**

(1) Not included in consolidated reported amounts.

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Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Brookdale's Proportionate Share of Adjusted Free Cash Flow of Unconsolidated Ventures [1]

For purposes of this presentation, amounts for each line item represent the aggregate amounts of such line items for all the Company's unconsolidated ventures.

($ in 000s)	2018					2019				
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Net cash provided by (used in) operating activities	**$ 50,262**	**$ 47,510**	**$ 24,497**	**$ 22,818**	**$145,087**	**$ 24,122**	**$ 31,259**	**$ 29,397**	**$ 19,868**	**$104,646**
Net cash provided by (used in) investing activities	(14,642)	(15,746)	(14,623)	(15,478)	(60,489)	(8,011)	(9,419)	(12,097)	(14,451)	(43,978)
Net cash provided by (used in) financing activities	(23,279)	(29,380)	(9,702)	(15,625)	(77,986)	(8,788)	(16,449)	(14,538)	(16,102)	(55,877)
Net increase (decrease) in cash, cash equivalents and restricted cash	$ 12,341	$ 2,384	$ 172	$ (8,285)	$ 6,612	$ 7,323	$ 5,391	$ 2,762	$ (10,685)	$ 4,791
Net cash provided by (used in) operating activities	**$ 50,262**	**$ 47,510**	**$ 24,497**	**$ 22,818**	**$145,087**	**$ 24,122**	**$ 31,259**	**29,397**	**19,868**	**$104,646**
Non-development capital expenditures, net	(20,061)	(18,867)	(14,822)	(15,430)	(69,180)	(8,000)	(9,681)	(11,993)	(14,471)	(44,145)
Property insurance proceeds	901	634	—	—	1,535	—	—	—	—	—
Proceeds from refundable entrance fees, net of refunds	(6,712)	(3,323)	(2,500)	(7,448)	(19,983)	(5,843)	(7,790)	(5,763)	(6,790)	(26,186)
Adjusted Free Cash Flow of unconsolidated ventures	**$ 24,390**	**$ 25,954**	**$ 7,175**	**$ (60)**	**$ 57,459**	**$ 10,279**	**$ 13,788**	**$ 11,641**	**$ (1,393)**	**$ 34,315**
Brookdale's Proportionate Share of Adjusted Free Cash Flow of Unconsolidated Ventures	**$ 6,367**	**$ 9,019**	**$ 4,618**	**$ (183)**	**$ 19,821**	**$ 5,384**	**$ 6,958**	**$ 5,938**	**$ (710)**	**$ 17,570**

(1) Not included in consolidated reported amounts.

Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN 37027
(615) 221-2250
www.brookdale.com

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